Exhibit 10.14
J.P.Morgan

May 8, 2015

To:	Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, California 94404
Attention:     Treasurer
Telephone No.:    (650) 522-5727
Facsimile No.:    (650) 522-3000

From:	JPMorgan Chase Bank, National Association
London Branch
25 Bank Street
Canary Wharf
London E14 5JP
England

Re:	Amendment to Base Warrants (2016)
Ladies and Gentlemen:
This letter agreement (this “Amendment”) amends the letter agreement in respect of the Base Warrants (2016), between JPMorgan Chase Bank, National Association, London Branch (“Dealer”) and Gilead Sciences, Inc. (“Company”), dated July 26, 2010 (such letter agreement, the “Base Warrant Confirmation” and the “Transaction” as defined therein, the “Warrant Transaction”). Any capitalized term used but not defined herein shall have the meaning assigned thereto in the Base Warrant Confirmation.
1.Amendments. The Base Warrant Confirmation is hereby amended as follows solely in respect of 23,000,000 Warrants under the Base Warrant Transaction (such Warrants, the “Accelerated Warrants”) (it being understood that this Section 1 shall have no effect on the terms of the Warrants under the Transaction other than the Accelerated Warrants (such other Warrants, the “Non-Accelerated Warrants”)):

a.Solely in respect of the Accelerated Warrants, the Base Warrant Confirmation is hereby amended by: (i) replacing, in the paragraph opposite the caption “Expiration Date(s)” therein, each reference to “Scheduled Trading Day” with a reference to “Scheduled Relevant Day” and the reference to “Scheduled Trading Days” with a reference to “Scheduled Relevant Days”; (ii) replacing, in the paragraph opposite the caption “Expiration Date(s)” therein, the reference to “40th” with a reference to “16th”; (iii) adding, in the paragraph opposite the caption “Expiration Date(s)” therein, the following sentence after the period at the end thereof: “As used herein, “Scheduled Relevant Day” means each Scheduled Trading Day listed in Schedule A to the letter agreement re: Amendment to Base Warrants (2016), between Dealer and the Company, dated May 8, 2015 and every second Scheduled Trading Day after the last day so listed.”

b.Solely in respect of the Accelerated Warrants, the Base Warrant Confirmation is hereby amended by: (i) replacing, opposite the caption “First Expiration Date” therein, the reference to “August 1, 2016” with a reference to “May 11, 2015”; and (ii) replacing, opposite the caption “First Expiration Date” therein, each reference to “Scheduled Trading Day” with a reference to “Scheduled Relevant Day”.

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.

Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

c.Solely in respect of the Accelerated Warrants, the reference to “the relevant Settlement Price” in clause (a)(i) of the definition of “Strike Price Differential” shall be deemed to refer to “the relevant Settlement Price minus the Adjustment Amount”. “Adjustment Amount” means USD [0.15].

d.Solely in respect of the Accelerated Warrants, the second proviso opposite the caption “Expiration Date(s)” in the Base Warrant Confirmation is hereby amended by adding the words “in respect of the Accelerated Warrants” after the words “last scheduled Expiration Date under this Transaction” of such proviso and after the words “final Expiration Date” of such proviso.

e.Solely in respect of the Accelerated Warrants, the provision opposite the caption “Daily Number of Warrants” in the Base Warrant Confirmation is hereby amended by: (i) adding the words “constituting Accelerated Warrants” after the word “Warrants” thereof and (ii) adding the words “in respect of any Accelerated Warrants” after the words “remaining number of Expiration Dates” thereof.

f.Solely in respect of the Accelerated Warrants, clause (iv) of the proviso opposite the caption “Settlement Method Election” in the Base Warrant Confirmation is hereby amended by adding the words “in respect of any Accelerated Warrants” after the words “Expiration Dates”. For the avoidance of doubt, Company shall be entitled to make one Settlement Method Election in respect of the Accelerated Warrants and one Settlement Method Election in respect of the Non-Accelerated Warrants, in each case, in accordance with the requirements therefor set forth in the applicable Confirmation.

g.Solely in respect of the Accelerated Warrants, the provision opposite the caption “Settlement Method Election Date” is hereby amended by deleting the word “third”.

h.Solely in respect of the Accelerated Warrants, the provision opposite the caption “Settlement Method Election Date” in the Base Warrant Confirmation is hereby amended by adding the words “in respect of any Accelerated Warrants” after the words “First Expiration Date”.

2.Company representations, warranties and covenants.

a.Company re-makes, as of the date hereof, solely with respect to the Accelerated Warrants, each of the representations and warranties set forth in Section 8(a) through 8(c) and 8(e) through 8(g)and Section 9(d) of the Base Warrant Confirmation, in each case, as if (i) references therein to the “Transaction” were deemed replaced with references to the Transaction as amended by this Amendment (solely as it relates to the Accelerated Warrants), (ii) references therein to the “Confirmation” were deemed replaced with references to this Amendment and to the Base Warrant Confirmation as amended by this Amendment (solely as it relates to the Accelerated Warrants) and (iii) references in Section 8(f) of the Base Warrant Confirmation to “Section 1a(12)” and “Section 1a(12)(C)” were deemed replaced with references to “Section 1a(18)” and “Section 1a(18)(C)”, respectively.

b.Company agrees that on each day during any Expiration Period (as defined below), the Shares and any securities that are convertible into, or exchangeable or exercisable for, Shares shall not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act and that Company shall not engage in any “distribution,” as such term is defined in Regulation M under the Exchange Act, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M under the Exchange Act, until the second Exchange Business Day immediately following the last day of such Expiration Period. “Expiration Period” means, the period from, and including, the First Expiration Date thereunder in respect of any Accelerated Warrant to, and including, the last Expiration Date thereunder in respect of any Accelerated Warrant

c.Company agrees that on each Scheduled Relevant Day during the Expiration Period, neither Company nor any “affiliated purchaser” (as defined in Rule 10b-18 of the Exchange Act) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares; provided that purchases made or deemed made by Company from its employees or directors in connection with any equity incentive plan shall not be subject to this clause (c).

d.Company is entering into this Amendment in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any “corresponding or hedging transaction or position” (within the meaning of Rule 10b5-1) with respect to the Shares. Company and Dealer each acknowledges that it is the intent of the parties that this Amendment comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and this Amendment shall be interpreted to comply with the requirements of Rule 10b5-1(c).

e.[RESERVED]

f.Company acknowledges and agrees that any amendment, modification or waiver of the terms set forth herein must be effected in accordance with the requirements for the amendment of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification or waiver shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Company is aware of any material non-public information regarding Company or the Shares.

3.Continuing Effect. This Amendment amends solely the terms and provisions of the Transactions and the Confirmations set forth herein and nothing in this Amendment is intended or shall be construed as amending or waiving any other terms or provisions of the Transactions, the Confirmations or any other rights of Dealer or Company under the Transactions or the Confirmations.  Dealer and Company acknowledge that each of the Transactions and the Confirmations (each as amended by this Amendment) are in full force and effect and are hereby confirmed and ratified in all respects. References in each of the Confirmations to the “Confirmation” or the “Transaction”, as applicable, shall refer to such Confirmation or Transaction, as applicable, as amended by this Amendment.

4.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, with the same effect as if all of the signatures hereto and thereto were upon the same instrument.

5.Role of Agent. Notwithstanding Section 9(g) of the Confirmations, each party agrees and acknowledges that (i) J.P. Morgan Securities LLC, an affiliate of JPMorgan (“JPMS”), has acted solely as agent for Dealer and not as principal with respect to the Transactions and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of the Transactions (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under the Transactions. For the avoidance of doubt, any performance by Dealer of its obligations hereunder solely to JPMS shall not relieve Dealer of such obligations. Any performance by Counterparty of its obligations (including notice obligations) through or by means of JPMS’ agency for Dealer shall constitute good performance of Counterparty’s obligations hereunder to Dealer.

6.Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this amendment. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this amendment, as applicable, by, among other things, the mutual waivers and certifications provided herein.

7.Governing Law; Jurisdiction. THIS AMENDMENT AND EACH of the CONFIRMATIONS AS AMENDED HEREBY AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE CONFIRMATIONS AS AMENDED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to J.P. Morgan Securities LLC, 383 Madison Ave, New York, NY 10179, and by email to EDG_Notices@jpmorgan.com and EDG_NY_Corporate_Sales_Support@jpmorgan.com.
Very truly yours,

J.P. MORGAN SECURITIES LLC, AS AGENT FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
By:
Authorized Signatory
Name:

Accepted and confirmed
as of the Trade Date:

Gilead Sciences, Inc.
By:
Name:
Title:

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

SCHEDULE A

SCHEDULED RELEVANT DAYS

May 11, 2015
May 13, 2015
May 15, 2015
May 19, 2015
May 21, 2015
May 26, 2015
May 28, 2015
June 1, 2015
June 3, 2015
June 5, 2015
June 9, 2015
June 11, 2015
June 15, 2015
June 17, 2015
June 19, 2015
June 23, 2015

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.